Exhibit 10.17
AMENDED AND RESTATED DST DEALER MANAGER AGREEMENT

March 20, 2025

Invesco Distributors, Inc.
11 Greenway Plaza
Suite 1000
Houston, Texas 77046-1173

This DST Dealer Manager Agreement (this “Agreement”) is entered into by and among Invesco Real Estate Exchange LLC, a Delaware limited liability company (the “Company”), Invesco Distributors, Inc., a Delaware corporation (the “Dealer Manager”), solely with respect to its obligations with respect to the OP Unit Investor Servicing Fee set forth in Section 4(c) hereof, Invesco REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”) and, solely with respect to its obligations regarding the REIT Share Investor Servicing Fee set forth in Section 4(c) hereof, Invesco Real Estate Income Trust Inc. (“INREIT”), and amends and restates the DST Dealer Manager Agreement by and among the Company, the Dealer Manager and the Operating Partnership dated January 25, 2023.

The Company is offering (each, an “Offering” and collectively, the “Offerings”) in one or more private placements exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), up to $3,000,000,000 (such amount may be increased by INREIT (defined below)) of Class 1 beneficial interests (“DST Interests”) in one or more Delaware statutory trusts (each, a “Trust” and collectively, the “Trusts”) pursuant to the terms and conditions set forth in a Private Placement Memorandum for each Offering (as may be amended or supplemented from time to time and with all appendixes thereto, the “Memorandum”). In this Agreement, the term “Memorandum” shall refer to the single Memorandum used in connection with each Offering and the term “Memoranda” shall refer to all Memoranda used in connection with all of the collective Offerings contemplated by this Agreement.

The Company is an indirect wholly owned subsidiary of the Operating Partnership, and the Operating Partnership is the entity through which Invesco Real Estate Income Trust Inc., a Maryland corporation (“INREIT”), conducts substantially all of its business and owns substantially all of its assets. A DST Interest is a beneficial ownership interest in a Trust that will either (i) beneficially own a series of Trusts, each of which will hold one commercial property (each, a “Property” and collectively, the “Properties”); or (ii) own a Property directly. Information regarding each Property in which DST Interests will be offered will be included in the Memorandum or in a property-specific supplement to the Memorandum. Prior to the commencement of an Offering of DST Interests in any particular Trust, such Trust shall execute a joinder agreement in the form attached hereto as Exhibit A, pursuant to which such Trust will join this Agreement and agree to be bound by the terms and conditions hereof.

An Offering of DST Interests in any particular Trust will commence on the date of the Memorandum with respect to such Offering and terminate upon the earliest to occur of: (1) the date upon which the maximum offering amount of DST Interests in such Trust are sold; and (2) twelve months from the commencement of such Offering, subject, however, to two six-month extension options exercisable at the sole discretion of the Company. It is understood that no sale of DST Interests will be effective unless and until accepted, directly or indirectly, by the Company. Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as an appendix to the Memorandum (as may be amended by the Company, the “Subscription Agreement”).
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Except as otherwise agreed by the Company and the Dealer Manager, DST Interests sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the Participating Distribution Agents (as defined below) with whom the Dealer Manager has entered into or will enter into Participating Distribution Agreements (as defined below).

In consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1.Representations and Warranties of the Company. The Company hereby represents and warrants as follows as of the date hereof; provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only make such representations and warranties as of such date or dates:

(a)From the date hereof and at all times subsequent thereto up to and including the date on which the last Offering is terminated (the “Offerings Termination Date”), the Memoranda will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Memoranda made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Distribution Agent expressly for use in the Memoranda.

(b)The Company is a limited liability company duly and validly formed and existing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to conduct its business as described in the Memoranda.

(c)No consent, approval, authorization or other order of any court or other governmental agency, authority or body has been or is required in connection with the execution or delivery of this Agreement or for the consummation of the transactions contemplated herein by the Company or any Trust except as may be required under the Securities Act, and the applicable rules and regulations of the SEC promulgated under the Securities Act (the “Rules and Regulations”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or under the applicable “blue sky” or other state securities laws.

(d)Except as disclosed in the Memoranda (as amended or supplemented), there are no actions, suits or proceedings against, or investigations of, the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court, arbitrator, regulatory body, administrative agency or other tribunal, domestic or foreign, that would reasonably be expected, individually or in the aggregate, to cause a Company MAE (as defined below). “Company MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Company and its subsidiaries considered as a whole or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement or the DST Interests.

(e)The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the applicable

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Trust do not and will not result in a breach of any of the terms and provisions of, or constitute a default under (i) the organizational documents of the Company or the applicable Trust, (ii) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Trust or the Company or any subsidiary of the Company is a party or by which the Company, any subsidiary of the Company or any of their respective properties is bound, or (iii) any rule, regulation or order of any court or other governmental agency or body with jurisdiction over the Trust or the Company, any subsidiary of the Company or any of their respective properties, except (A) to the extent that the enforceability of the indemnity provisions contained in Section 7 of this Agreement may be limited under applicable securities laws, and (B) such breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Company MAE.

(f)This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affect creditors’ rights and remedies generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.

(g)The issuance and sale of the DST Interests has been duly authorized by the Company and the applicable Trust, and, when issued and duly delivered against payment therefor as contemplated by the Memoranda and this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, except (i) the right of the Operating Partnership to acquire such DST Interests in exchange for cash or for units of limited partnership interests in the Operating Partnership (“OP Units”) as described in the Memoranda (the “FMV Option”), with the class of OP Units received by each investor in exchange for its DST Interests to be set forth in the Subscription Agreement and (ii) the right of the Company to purchase all or any portion of DST Interests from an investor upon written notice as described in the Memoranda, and the DST Interests will conform in all material respects to the description of the DST Interests contained in the Memoranda. The issuance and sale of the DST Interests are not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the applicable Trust or any agreement to which the Company or the applicable Trust is a party or otherwise. The Memoranda (as amended or supplemented, if applicable), as of its date (or as of the date of any such amendment or supplement, if applicable), will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1(g) will not extend to such statements contained in or omitted from the Memoranda which are based upon information furnished in writing to the Company by the Dealer Manager or any Participating Distribution Agent expressly for use in the Memoranda.

(h)The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

(i)The Company and its subsidiaries possess all certificates, authorities, permits, licenses, approvals consents and other authorizations (collectively “Government Permits”) issued by the appropriate state, federal, local or foreign regulatory agencies or bodies necessary to conduct the business

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contemplated or operated by them, other than those Government Permits the failure of which to possess or own, would not cause, individually or in the aggregate, a Company MAE. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Government Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company MAE.

(j)None of the Trust, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in an Offering, any beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualifying Event”) except for a Disqualifying Event contemplated by Rule 506(d)(2) or (d)(3). The Company has exercised, and during the term of an Offering will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined below) and any Participating Dealer Covered Person (as defined in the Participating Distribution Agreement) is subject to a Disqualifying Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager (unless the Dealer Manager’s Disqualifying Event or any Participating Distribution Agent’s Disqualifying Event is the sole reason for the required amended or supplemented Memorandum, in which case the Dealer Manager shall bear the cost of preparation and distribution of such amended or supplemented Memorandum), promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

2.Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants as follows as of the date hereof; provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Dealer Manager only make such representations and warranties as of such date or dates:

(a)The Dealer Manager is a Delaware corporation duly and validly formed and existing under the General Corporation Law of the State of Delaware with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.
(b)The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a member in good standing of FINRA, and a broker or dealer duly registered as such in those states or jurisdictions where the Dealer Manager is required to be registered in order to carry out the Offerings as contemplated by this Agreement. Each employee and representative of the Dealer Manager have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offerings as contemplated by this Agreement.
(c)No consent, approval, authorization or order of any court or other governmental agency, authority or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated herein by the Dealer Manager except as have been obtained under the

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Securities Act or the Exchange Act, from FINRA or as may be required under the applicable “blue sky” or other state securities laws.
(d)The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not and will not result in a breach of any of the terms and provisions of, or constitute a default under (i) the Dealer Manager’s charter, bylaws or other organizational documents, as applicable, (ii) any indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Dealer Manager is a party or by which the Dealer Manager is bound, or (iii) any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Dealer Manager except for such conflicts, breaches or defaults that do not result in and could not reasonably be expected to result in, individually or in the aggregate, a Dealer Manager MAE (as defined below). As used in this Agreement, “Dealer Manager MAE” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or could reasonably be expected to be, materially adverse to (A) the condition, financial or otherwise, earnings, business, affairs or prospects of the Dealer Manager or (B) the ability of the Dealer Manager to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Dealer Manager.
(e)This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Dealer Manager and constitutes the valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of the United States, any state or any political subdivision thereof that affects creditors’ rights or remedies generally or by equitable principles relating to the availability of remedies and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by applicable law or public policy.
(f)None of (i) the Dealer Manager, (ii) any of the Dealer Manager’s directors, executive officers, other officers participating in an Offering, general partners or managing members, (iii) any of the directors, executive officers or other officers participating in an Offering of any such general partner or managing member of the Dealer Manager, or (iv) any other officers or employees of the Dealer Manager or any such general partner or managing member of the Dealer Manager that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Offering (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”), is subject to a Disqualifying Event, except for a Disqualifying Event (a) contemplated by Rule 506(d)(2) of the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of DST Interests. The Dealer Manager has exercised and will continue to exercise reasonable care to determine the identity of each person that is a Dealer Covered Person and whether any Dealer Covered Person is subject to a Disqualifying Event. The Dealer Manager will promptly notify the Company in writing of (x) any Disqualifying Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with this Section 2(f) and (y) any event that would, with the passage of time, become a Disqualifying Event relating to any Dealer Covered Person.

(g)All information furnished to the Company by the Dealer Manager in writing expressly for use in the Memoranda or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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3.Offer and Sale of the DST Interests.

(a)Engagement of Dealer Manager. Subject to the terms and conditions set forth herein, the Company hereby engages and appoints the Dealer Manager as its dealer manager to offer, and to cause Participating Distribution Agents to offer, on a “best efforts” basis, the DST Interests in the Offerings on the terms and conditions set forth in the Memoranda. The Dealer Manager hereby accepts such engagement and appointment and agrees to act as dealer manager during the period commencing on the date hereof and ending on the termination of this Agreement. Nothing contained in this Section 3 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Memoranda or to relieve the Dealer Manager or any Participating Distribution Agent of the responsibility of complying with any applicable rules promulgated by FINRA or, if applicable, the laws of any foreign jurisdiction.

(b)Participating Distribution Agents. The Dealer Manager is authorized to enter into participating dealer agreements materially in the form attached as Exhibit B to this Agreement or in such other form as shall be pre-approved in writing by the Dealer Manager (each, a “Participating Dealer Agreement”) with broker-dealers who are members of FINRA in good standing to solicit subscriptions for DST Interests in the Offerings at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Memoranda (“Participating Dealers”). The Dealer Manager may also enter into (i) participating adviser agreements materially in the form attached as Exhibit C to this Agreement or in such other form as shall be pre-approved in writing by the Dealer Manager (each, a “Participating Adviser Agreement”) with registered investment advisers registered with the Securities and Exchange Commission (the “SEC”) (“Participating Advisers”), and (ii) participating bank agreements in such form as shall be pre-approved in writing by the Company (each, a “Participating Bank Agreement,” and together with the Participating Dealer Agreement and Participating Adviser Agreement, each, a “Participating Distribution Agreement”) with properly licensed financial intermediaries (“Participating Banks,” and together with Participating Dealers and Participating Advisers, “Participating Distribution Agents”).

4.Dealer Manager Compensation.

(a)Selling Commissions and Dealer Manager Fees. Subject to any discounts and other special circumstances or limitations described in or otherwise provided in the Memorandum or this Section 4, the Company shall pay the Dealer Manager (i) the applicable upfront selling commissions on each DST Interest sold of up to 5.0% of the equity portion of the total purchase price per DST Interest (the “Equity per DST Interest”) (the “Selling Commissions”); provided, however, in the event that a commission rate lower than 5.0% is negotiated with a Participating Distribution Agent, then the amount of Selling Commissions will be the lower agreed-upon rate as set forth in the applicable Participating Distribution Agreement, and (ii) the applicable upfront dealer manager fee on each DST Interest sold of up to 1.0% of the Equity per DST Interest (the “Dealer Manager Fee”).
    The applicable Selling Commissions and Dealer Manager Fee payable to the Dealer Manager will be paid substantially concurrently with the sale of the applicable DST Interests. All or a portion of the Selling Commissions and Dealer Manager Fee received by the Dealer Manager may be reallowed (paid) in whole or in part by the Dealer Manager to Participating Dealers who sold the DST Interests giving rise to such Selling Commissions and Dealer Manager Fee, as described more fully in the Participating Dealer Agreement entered into with each such Participating Dealers, and which Participating Distribution Agreement will provide the amount of the applicable Selling Commissions and Dealer Manager Fee, if any, which will be reallowed to the applicable Participating Distribution Agent.

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(b)Placement Fee. Subject to any special circumstances or limitations described in or otherwise provided in a Memorandum, the Company will pay to the Dealer Manager a placement fee on each DST Interest sold of up to 1.0% of the Equity per DST Interest (the “Placement Fee”). The Placement Fee payable to the Dealer Manager will be paid substantially concurrently with the sale of the applicable DST Interests.
(c)Investor Servicing Fee. Subject to any special circumstances or limitations described in or otherwise provided in a Memorandum or this Section 4,

(i)each Trust will pay to the Dealer Manager a fee (the “DST Investor Servicing Fee”) equal to 0.25% per annum of the equity investment in such DST Interests, determined separately with respect to each Trust as described in the Memorandum. The DST Investor Servicing Fee will be payable quarterly in arrears and may be reallowed (paid) in whole or in part to Participating Distribution Agents who sold the DST Interests giving rise to such DST Investor Servicing Fee, as described more fully in the Participating Distribution Agreement entered into with each such Participating Distribution Agent, and which Participating Distribution Agreement will provide the amount of the DST Investor Servicing Fee, if any, which will be reallowed to the applicable Participating Distribution Agent. Each Trust will cease paying the DST Investor Servicing Fee with respect any DST Interests as of the effective date of any FMV Option exercised by the Operating Partnership with respect to such DST Interests; and

(ii)the Operating Partnership will pay to the Dealer Manager, solely with respect to OP Units issued in connection with the FMV Option in exchange for DST Interests and only until the Fee Limit (if any and as defined below) has been reached, a fee (the “OP Unit Investor Servicing Fee”) comprised of (a) for applicable Class T-1 OP Units, a representative investor servicing fee of 0.65% per annum, and a dealer investor servicing fee of 0.20% per annum, of the aggregate net asset value (“NAV”) for the Class T-1 OP Units, (b) for applicable Class S-1 OP Units, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the Class S-1 OP Units, (c) for applicable Class S-2 OP Units, 0.35% per annum of the aggregate NAV for the Class S-2 OP Units and (d) for applicable Class D-1 OP Units, an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the Class D-1 OP Units. The OP Unit Investor Servicing Fee will be payable monthly in arrears and may be reallowed (paid) in whole or in part to Participating Distribution Agents who sold the DST Interests for which the OP Units giving rise to such OP Unit Investor Servicing Fee were exchanged in connection with the FMV Option, as described more fully in the Participating Distribution Agreement entered into with each such Participating Distribution Agent, and which Participating Distribution Agreement will provide the amount of the OP Unit Investor Servicing Fee, if any, which will be reallowed to the applicable Participating Distribution Agent. No OP Unit Investor Servicing Fee will be paid for Class I OP Units.

(iii)Subject to any lower amount provided in an applicable Participating Distribution Agreement, INREIT will pay to the Dealer Manager solely with respect to Class T shares of common stock of INREIT (“Class T REIT Shares”), Class S shares of common stock of INREIT (“Class S REIT Shares”) and Class D shares of common stock of INREIT (“Class D REIT Shares”) issued in exchange for OP Units pursuant to Section 8.5 of the limited partnership agreement of the Operating Partnership (as it may be amended from time to time, the “Operating Partnership Agreement”), a stockholder servicing fee (the “REIT Shares Investor Servicing Fee” and, collectively with the OP Unit Investor Servicing Fee and the DST Investor Servicing Fee, the “Investor Servicing Fee”) comprised of (a) for applicable Class T REIT Shares, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for such Class T REIT Shares, consisting of an representative stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum; (b) for applicable Class S REIT Shares, a stockholder servicing fee equal to 0.85% per annum of the aggregate NAV for such Class S REIT Shares;

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and (c) for applicable Class D REIT Shares, a stockholder servicing fee equal to 0.25% per annum of the aggregate NAV of for such Class D REIT Shares. The REIT Shares Investor Servicing Fee will be payable monthly in arrears and may be reallowed (paid) in whole or in part to Participating Distribution Agents who sold the DST Interests for which the OP Units were exchanged in connection with the FMV Option and then redeemed for such REIT Shares, as described more fully in the Participating Distribution Agreement entered into with each such Participating Distribution Agent, and which Participating Distribution Agreement will provide the amount of the REIT Shares Investor Servicing Fee, if any, which will be reallowed to the applicable Participating Distribution Agent. If the Operating Partnership redeems an investor’s OP Units in exchange for Class T REIT Shares, Class S REIT Shares or Class D REIT Shares, then the REIT Shares Investor Servicing Fee paid on such Class T REIT Shares, Class S REIT Shares or Class D REIT Shares shall be subject to the limit set forth in Section 5.2.2 of INREIT’s charter (the “REIT Shares Fee Limit”), and such shares shall automatically convert to Class I shares of common stock of INREIT (“Class I REIT Shares”) if the REIT Shares Fee Limit is reached, as set forth in Section 5.2.2 of INREIT’s charter. To the extent Class T REIT Shares, Class S REIT Shares and Class D REIT Chares convert to Class I REIT Shares pursuant to the terms of INREIT’s charter, no REIT Shares Investor Servicing Fee will be payable on such Class I Shares or any other Class I Shares issued in exchange for OP Units pursuant to the Operating Partnership Agreement.
Notwithstanding the foregoing, subject to the terms of the Memoranda, at such time as the Participating Distribution Agent who sold the DST Interests giving rise to a portion of the Investor Servicing Fee is no longer the broker-dealer of record/custodian with respect to such DST Interests or OP Units, as applicable, or no longer satisfies any or all of the conditions in the applicable Participating Distribution Agreement giving rise to a portion of the Investor Servicing Fee, then such Participating Distribution Agent’s entitlement to the Investor Servicing Fee related to such DST Interests or OP Units, as applicable, shall cease and such Participating Distribution Agent shall not receive the Investor Servicing Fee for any portion of the quarter or month, respectively, in which such party is not eligible to receive the Investor Servicing Fee on the last day of the quarter or month, as applicable. Broker-dealer transfers will be made effective as of the start of the first business day of a quarter.

Thereafter, such Investor Servicing Fee may be reallowed to the then-current broker-dealer of record/custodian of the DST Interests or OP Units, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Distribution Agreement or similar agreement with the Dealer Manager (a “Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance (in whole or in part) and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. All determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of the Investor Servicing Fee to other broker-dealers who provide services with respect to the DST Interests or OP Units giving rise to a portion of the Investor Servicing Fee (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.
    If the FMV Option is exercised, then in no event shall aggregate Selling Commissions, Dealer Manager Fees, DST Investor Servicing Fees and OP Unit Investor Servicing Fees paid by an investor exceed the percentage cap, if any, of the aggregate cash price paid by such investor for its DST Interests as set forth in the applicable Participating Distribution Agreement related to such investor (the “Fee Limit”). For the avoidance of doubt, (i) the Fee Limt shall not include or apply to REIT Shares Investor

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Servicing Fees; and (ii) if the applicable Participating Distribution Agreement related to an investor does not contain a specific Fee Limit, then no Fee Limit shall exist for such investor. On the date on which the Dealer Manager, in conjunction with the INREIT’s transfer agent, determines that the Fee Limit has been reached with respect to the OP Units of a particular class held by an investor, all OP Units of such class held by such investor automatically shall convert into Class I OP Units, and no further OP Unit Investor Servicing Fee shall be payable with respect to such OP Units.
(d)Reallowance. The terms of any reallowance of Selling Commissions, Dealer Manager Fee and Investor Servicing Fee shall be set forth in the Participating Distribution Agreement, Servicing Agreement or similar agreement entered into with the Participating Distribution Agents or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Participating Distribution Agent or Servicing Dealer for direct payment or reallowance of any Selling Commissions, Dealer Manager Fee or Investor Servicing Fee to such Participating Distribution Agent or Servicing Dealer, the payment or reallowance, as applicable, of any Selling Commissions, Dealer Manager Fee or Investor Servicing Fee to such Participating Distribution Agent or Servicing Dealer being the sole and exclusive responsibility of the Dealer Manager. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of Selling Commissions, Dealer Manager Fee or Investor Servicing Fee to Participating Distribution Agents or Servicing Dealers on behalf of the Dealer Manager without incurring any liability.

(e)Upfront Expenses. The Dealer Manager shall not be entitled to receive any portion of the Non-Accountable Organizational & Offering Expense Reimbursement, the Non-Accountable Closing Cost Reimbursement or any other fees or expenses described in the Memoranda and not specifically set forth herein.

(f)Right to Reject Subscriptions or Cancel Sales. All subscriptions, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation, directly or indirectly, by the Company, which reserves the right to reject a subscription for any or no reason. Orders not accompanied by a Subscription Agreement and the required payment for the DST Interests may be rejected. Issuance of the DST Interests will be made only after acceptance of the subscription by the Company and actual receipt by the Company of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the DST Interests, the Company reserves the right to cancel the sale without notice.

(g)Commissions after the Rejection of a Subscriber. No Selling Commissions, Dealer Manager Fee or Investor Servicing Fee shall be payable on any rejected subscription.

(h)Dealer Manager Expenses. The Dealer Manager will pay for all of its own personnel costs and all expenses necessary for the Dealer Manager to remain in compliance with any applicable FINRA rules or federal or state laws, rules or regulations in order to participate in the Offering as a broker-dealer.

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5.Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

(a)If, at any time prior to the Offerings Termination Date, any Memorandum, as then amended or supplemented, would, in the opinion of either the Company or the Dealer Manager, include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is otherwise necessary, in the Company’s reasonable discretion, at any time to amend or supplement a Memorandum, the Company will promptly notify the Dealer Manager (unless notice of the need to amend or supplement the Memorandum shall have been received from the Dealer Manager) and the Dealer Manager will notify all Participating Distribution Agents to suspend the Offering and sale of DST Interests related to such Offering until such time as the Company, in its sole discretion (i) has prepared any required supplement or amendment to such Memorandum and (ii) instructs the Dealer Manager to resume the offer and sale of the DST Interests.

(b)The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with serially numbered copies of the Memoranda and all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request for the purposes contemplated by federal and state securities laws and any other printed sales literature or other materials the use of which has been approved in writing by the Company in connection with the Offerings.
(c)The Company will apply the proceeds from the sale of the DST Interests as stated in the Memoranda.
(d)The Company will not conduct the Offerings or offer or sell any of the DST Interests by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.
(e)The Company will make any filings regarding the Offerings that may be required by the SEC or any state securities administration, including without limitation preparing or causing to be prepared, executed and timely filed with the SEC a Notice on Form D relating to the Offerings under Regulation D and with applicable state securities regulatory agencies. Subject to the Dealer Manager’s actions and the actions of others in connection with the Offerings, the Company will comply with all requirements imposed upon it by Regulation D and other applicable securities laws, including applicable state “blue sky” registration exemptions.

(f)The Company shall advise the Dealer Manager of any request made by the SEC or any state securities administrator to amend or supplement any Memorandum or for additional information or of the issuance by the SEC of any stop order or of any other order preventing or suspending the use of any Memorandum or the institution of any proceedings for that purpose. The Company shall use its commercially reasonable best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualifying Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Company Covered Person.

6.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that the Dealer Manager shall:

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(a)With respect to the Dealer Manager’s participation and the participation by each Participating Distribution Agent in the offer and sale of DST Interests, the Dealer Manager will comply, and in its Participating Distribution Agreements will require each Participating Distribution Agent to comply, in all material respects with all applicable requirements of (i) the Securities Act, the Rules and Regulations, the Exchange Act, the rules and regulations of the SEC promulgated under the Exchange Act, Regulation Best Interest and all other federal rules and regulations applicable to the Offering, (ii) applicable state securities or “blue sky” laws and regulations, (iii) the rules of FINRA applicable to the Offering, and (iv) with respect to each Participating Distribution Agent, the applicable Participating Distribution Agreement.

(b)The Dealer Manager will, and will require that each Participating Distribution Agent, (i) conduct all offering and solicitation efforts in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) or Rule 506(c) of Regulation D, as set forth in the applicable Memorandum, and applicable state securities laws and regulations, (ii) not offer or sell DST Interest by any means otherwise inconsistent with this Agreement or the Memoranda, and (iii) not engage in any general advertising or general solicitation activities in connection with the sale of DST Interests, other than with the prior written consent of the Company and provided that any materials used in connection with such general advertising or general solicitation activities shall otherwise comply with the requirements of this Agreement.

(c)The Dealer Manager shall, and shall cause each Participating Distribution Agent, to recommend DST Interests only to a prospective investor whom the Dealer Manager or Participating Distribution Agent, as applicable, has reasonable grounds to believe is an Accredited Investor (as defined in Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memoranda. For any Offering exempt from registration requirements under the Securities Act pursuant to Rule 506(c) of Regulation D, the Dealer Manager shall take, or shall cause each Participating Distribution Agent to take, reasonable steps to verify that a prospective investor is an Accredited Investor in accordance with Rule 506(c) of Regulation D, which reasonable steps may include, but are not limited to, the methods identified in Rule 506(c) of Regulation D. During the course of an Offering, the Dealer Manager will comply, and shall direct each Participating Distribution Agent who enters into a Participating Distribution Agreement with the Dealer Manager to comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, Regulation Best Interest, the provisions of Regulation D and, if applicable, FINRA Rule 2111. The Dealer Manager shall direct each Participating Distribution Agent who enters into a Participating Distribution Agreement with the Dealer Manager to make, or cause to be made, inquiries as required by this Agreement, each Memorandum or applicable law of all prospective investors to ascertain whether a purchase of a DST Interest is suitable for the prospective investor.

(d)The Dealer Manager will, and will require that each Participating Distribution Agent, suspend or terminate the offer and sale of DST Interests in an Offering upon request of the Company at any time and to resume the offer and sale of the DST Interests in such Offering upon subsequent request of the Company in its sole discretion.

(e)The Participating Distribution Agreements will require each Participating Distribution Agent to maintain, for at least six (6) years, or for the period of time required to comply with all applicable federal, state or other regulatory requirements, whichever is later, records of the information obtained from each investor and used to determine each investor met the financial qualifications and suitability standards imposed on the offer and sale of the DST Interests in the Offerings (both at the time of the initial subscription and at the time of any additional subscriptions).

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(f)The Dealer Manager will require in its agreements with each Participating Distribution Agent that each Participating Distribution Agent, respectively, comply with the submission of orders procedures set forth in the applicable Participating Distribution Agreement. If the Dealer Manager receives a subscription agreement or check or wire transfer (“instrument of payment”) not conforming to the instructions set forth in the form of Participating Distribution Agreement, the Dealer Manager shall return such subscription agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

(g)During the course of an Offering, the Dealer Manager will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading concerning the Offering or any matters set forth in or contemplated by the Memorandum for such Offering.
(h)During the course of an Offering and prior to the sale of DST Interests, the Dealer Manager will provide, or will cause each Participating Distribution Agent to provide, each offeree with a copy of the Memorandum relating to such offer.
(i)Until the Offerings Termination Date, if the Dealer Manager has been provided with a supplement or amendment to the Memorandum, the Dealer Manager will promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum from it and who it believes continue to be interested in participating in such Offering and will include such supplement or amendment in all deliveries of the Memorandum after receipt of any such supplement or amendment.
(j)The Dealer Manager will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum for such Offering unless the making of such representations has been approved by the Company in writing, nor will the Dealer Manager act as an agent of the Company or for the Company in any other capacity except as expressly set forth herein.
(k)Except for the Participating Distribution Agreements and any other agreement approved in advance by the Company in writing, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any DST Interests.
(l)The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.
(m)The Dealer Manager will comply with all applicable federal and state laws and regulations relating to the collection, maintenance and disclosure of non-public information provided by prospective investors in connection with their proposed investment in the DST Interests.
7.Indemnification.

(a)    The Company and each Trust shall indemnify and hold harmless the Dealer Manager and each Participating Distribution Agent and each of their respective officers and directors, and each person, if any, who controls the Dealer Manager or any Participating Distribution Agent within the meaning of Section 15 of the Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all loss, liability, action, claim, damage and expense

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whatsoever (“Losses”), joint or several, to which such Indemnified Parties may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement of a material fact contained in (1) the Memoranda, (2) any securities filing or other document executed by the Company or a Trust or, in either case, on its behalf specifically for the purpose of qualifying the Offering for exemption from the registration requirements of the securities laws of any jurisdiction or based upon written information furnished by the Company or the Trust under the securities laws thereof (any such application, document or information being hereinafter called a “Securities Application”); or (ii) the omission or alleged omission to state a material fact required to be stated in the Memoranda or in any Securities Application or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not apply to, and neither the Company nor any Trust will have any liability for, any such Losses arising out of or based upon any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Trust by or on behalf of an Indemnified Party specifically for inclusion in the Memoranda or any Securities Application, and provided, further, that neither the Company nor any Trust will be liable for the portion of any Losses suffered by any Indemnified Party in any such case if it is determined that such Indemnified Party was at fault in connection with such portion of the Losses. The Company and each Trust shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Losses with respect to which such Indemnified Party is entitled to indemnification pursuant hereto. Notwithstanding any provision to the contrary, for the avoidance of doubt, the indemnification obligation of each Trust under this Agreement shall be limited to only those items related to the Offering of DST Interests in that Trust and not for any other Offering or Trust.

The indemnity agreement set forth in this Section 7(a) is subject to the further condition that, insofar as it relates to any untrue statement or omission made in a Memorandum that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the DST Interests that are the subject thereof, if a copy of such Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of such Memorandum as so amended or supplemented had been supplied to the Dealer Manager or Participating Distribution Agent prior to such acceptance.

Notwithstanding anything herein to the contrary, the extent of a Trust’s obligation to indemnify, defend and hold harmless any party hereunder shall be limited to the extent that the applicable losses, claims, damages or liabilities arise out of or are based upon the Offering of DST Interests of such Trust.

(b)    The Dealer Manager shall indemnify and hold harmless the Company, its officers and directors and each person who control the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Parties”) and each Trust from and against any Losses to which any of the Company Indemnified Parties may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement of a material fact contained in (1) the Memoranda or (2) any Securities Application; (ii) the omission to state in the Memoranda or any Securities Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by or on behalf of the Dealer Manager specifically for inclusion in the Memoranda or Securities Application; (iii) any untrue statement, or omission to state a fact necessary

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in order to make the statements made, in light of the circumstances under which they were made, not misleading, by the Dealer Manager or its representatives or agents in connection with the offer and sale of the DST Interests; (iv) any breach or violation of any representation, warranty, covenant or agreement set forth in this Agreement; (v) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (vi) any other failure to comply with applicable rules of the SEC, FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Parties and each Trust for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

(c)    By virtue of entering into a Participating Distribution Agreement, each Participating Distribution Agent will severally agree to indemnify and hold harmless the Company and each Trust, the Dealer Manager and each of their respective officers and directors and each person, if any, who controls the Company, a Trust or the Dealer Manager within the meaning of the Securities Act, from and against any Losses to which any such person may become subject, as more fully described in each Participating Distribution Agreement.

(d)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7(e)) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

(e)    The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obligated to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

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(f)    The indemnity agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Participating Distribution Agent, or any person controlling any Participating Distribution Agent or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (ii) delivery of any DST Interests and payment therefor, and (iii) any termination of this Agreement. A successor of any Participating Distribution Agent or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 7.

8.Termination of this Agreement.

(a)    This Agreement shall automatically terminate on the Offerings Termination Date.

(b)    This Agreement may be terminated by any party hereto (i) upon 60 days’ written notice to the other parties or (ii) immediately upon notice to the other parties in the event that such other party shall have failed to comply with any material provision hereof.

(c)    Upon the termination of this Agreement for any reason, the Dealer Manager shall:

(i)promptly deliver to the Company all records and documents in its possession that relate to the Offerings other than as required by law to be retained by the Dealer Manager;

(ii)use its commercially reasonable efforts to cooperate with the Company and each Trust to accomplish an orderly transfer of management of the Offerings to a party designated by the Company; and

(iii)notify all Participating Distribution Agents of the termination.

(d)     Upon termination of this Agreement for any reason, the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled pursuant to the terms of this Agreement at such times as such amounts become payable pursuant to the terms of this Agreement.
9.Survival. The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 4 and Sections 7 through Section 14. Notwithstanding anything to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

10.Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by commercial messenger, (ii) on the business day of transmission if sent by email to the email address given below, with written confirmation of receipt, and (iii) one (1) business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Company, to:    Invesco Real Estate Exchange LLC

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    c/o Invesco Real Estate
    2300 N Field Street
    Suite 1200
    Dallas, Texas 75201
    Attention: Elizabeth Day
Email: liz.day@invesco.com

with a required copy to:    Alston & Bird LLP
    1201 W. Peachtree St. NW
    Atlanta, Georgia 30309
    Attention: Jason W. Goode
Email: jason.goode@alson.com

If to a Trust, to:    Invesco Real Estate
    2300 N Field Street
    Suite 1200
    Dallas, Texas 75201
    Attention: Elizabeth Day
Email: liz.day@invesco.com

If to the Dealer Manager, to:    Invesco Distributors, Inc.
    11 Greenway Plaza
    Suite 1000
    Houston, Texas 77046-1173
    Attention: Veronica Castillo
Email: Veronica.Castillo@invesco.com

11.Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Subject to Section 7 hereof, this Agreement and the conditions and provisions hereof are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other persons, and the term “successors and assigns,” as used herein, shall not include any purchaser of DST Interests as such.

12.Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of law provisions, of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12. Venue for any action brought hereunder shall lie exclusively in Atlanta, Georgia.

13.Amendment. This Agreement may be amended only by the written agreement of each of the parties hereto.

14.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement in accordance with its terms.

Very truly yours,

INVESCO REAL ESTATE EXCHANGE LLC,
a Delaware limited liability company

By: /s/ Bert J. Crouch
Name: Bert J. Crouch
Title: Assistant Secretary and Vice President

INVESCO REIT OPERATING PARNTERSHIP LP, a Delaware limited partnership

By: Invesco Real Estate Income Trust Inc.
Its: General Partner

By: /s/ R. Scott Dennis
Name: R. Scott Dennis
Title: Chief Executive Officer

Solely with respect to its obligations in Section 4(c) of this Agreement:

INVESCO REAL ESTATE INCOME TRUST INC., a Maryland corporation

By: /s/ R. Scott Dennis
Name: R. Scott Dennis
Title: Chief Executive Officer

Accepted as of the date first above written:

INVESCO DISTRIBUTORS, INC.,
a Delaware corporation

By: /s/ Nicole Filingeri
Name: Nicole Filingeri
Title: Vice President

[Signature Page to DST Dealer Manager Agreement]
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EXHIBIT A
INVESCO DISTRIBUTORS, INC.

FORM OF JOINDER TO DST DEALER MANAGER AGREEMENT
INVESCO REAL ESTATE EXCHANGE LLC

[Trust name] (“Trust”) hereby joins and agrees to the terms and conditions of that certain DST Dealer Manager Agreement, date as of [ ], 2023 (the “DST Dealer Manager Agreement”), by and between Invesco Real Estate Exchange LLC, a Delaware limited liability company (the “Company”), and Invesco Distributors, Inc., a Delaware corporation (the “Dealer Manager”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the DST Dealer Manager Agreement. The Trust is offering DST Interests and holds ownership of the Property commonly referred to as [ ] and located at [ ].

The Trust hereby specifically acknowledges and agrees to its obligations with respect to the DST Investor Servicing Fee set forth in Section 4(c) of the DST Dealer Manager Agreement and indemnification set forth in Section 7 of the DST Dealer Manager Agreement.

IN WITNESS WHEREOF, this joinder agreement has been executed and delivered by the Trust as of ______________________, 20___.

[Trustee/manager name], as trustee of [Trust name], u/a/d [date]

By:
Name:
Title:

A-1
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EXHIBIT B
INVESCO DISTRIBUTORS, INC.

FORM OF PARTICIPATING DEALER AGREEMENT
INVESCO REAL ESTATE EXCHANGE LLC

B-1
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EXHIBIT C
INVESCO DISTRIBUTORS, INC.

FORM OF PARTICIPATING ADVISER AGREEMENT
INVESCO REAL ESTATE EXCHANGE LLC

C-1
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